UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2007

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-10-84928149

234-5149 Country Hills Blvd. NW; Suite 429, Calgary, Alberta, Canada T3A 5K8 (Former name or former address, if changed since last report)

Copies to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Telephone: (212) 981-6767
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2007, as previously reported, Sinoenergy Corporation (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Abax Lotus Ltd. and CCIF Petrol Limited pursuant to which the investors agreed to purchase 12% Guaranteed Senior Notes due 2012 in the principal amount of $16,000,000 and 3.0% Guaranteed Senior Convertible Notes due 2012 in the principal amount of $14,000,000. The Convertible Notes will be convertible into the Company’s common stock at an initial conversion price of $3.17 per share, which represents a 25% premium of the 30 trading days volume weighted average price ending August 31, 2007.

On September 28, 2007, the Company completed the sale of Convertible Notes and Senior Notes pursuant to the Purchase Agreement. At the Closing, the Company entered into:

•	An indenture for the 12% Guaranteed Senior Notes due 2012,

•	An indenture for the 3.0% Guaranteed Senior Convertible Notes due 2012,

•	An investor rights agreement,

•	A registration rights agreement covering the shares of common stock issuable upon conversion of the convertible notes,

•	An information rights agreement, and

•
A charge share agreement whereby the Company granted the investors a charge on the Company’s shares of Sinoenergy Holding Limited, a British Virgin Island corporation and wholly-owned subsidiary of the Company.

In addition, Bo Huang, chief executive officer and a director of the Company, and Tianzhou Deng, chairman and a director of the Company, executed non-competition agreements with the Company.

The Company also paid the investors an arrangement fee of $160,000.

The Convertible Notes were issued pursuant to an indenture between the Company and with DB Trustees (Hong Kong) Limited, as trustee. These Convertible Notes are due in September 2012 and bear interest at the stated interest rate of 3% per annum. The holders of the Convertible Notes have the right to convert their notes into common stock at a conversion price of $3.17 per share. The provisions for adjustment in the conversion price include adjustments for the following.

•	A stock distribution or dividend, a reverse split or combination of shares and the distribution of shares, warrants, assets or indebtedness of the Company to the Company’s stockholders;

•	A sale of common stock at a price, or the issuance of options, warrants or other convertible securities with an exercise or conversion price, which is less than the conversion price at the time; and

•
An adjustment based on the volume weighted average price of the common stock on September 28, and March 28, of each year during the term of the notes, commencing March 28, 2008, such that if the volume weighted average price of the common stock for the 15 trading days preceding the applicable September 28 or March 28 is made is less than the conversion price then in effect, then the conversion price is reduced to the greater of the volume weighted average price or $2.10 per share.; and

•
An adjustment based on the failure of the Company to have consolidated net income, as defined in the indenture, of $7.5 million for 2007, $14.0 million for 2008 and $22.5 million for 2009, or the equivalent in RMB.

If the Company’s consolidated net income does not reach the stated level for any of 2007, 2008 or 2009, the conversion rate, which is the number of shares of common stock issuable upon conversion of $100,000 principal amount of Convertible Notes, adjusted in accordance with the following formula. Conversion rate then in effect + [(A x B)/ C], where

A =	the total number of shares of common stock issued and outstanding on a fully-diluted basis at the date of determination of such adjustment;

B =	3% expressed as a decimal; and

C =	the aggregate principal amount of the Notes issued on the Issue Date divided by $100,000.

The conversion price is determined by dividing $100,000 by the conversion rate. The initial conversion rate is 31,546 shares of common stock for each $100,000 principal amount of Convertible Notes.

Net income, for purposes of this computation, is defined to mean “net income” determined in accordance with GAAP consistently applied, after deducting “income tax expense” and the amount, if any, for minority interest that may arise, but without adding any “other comprehensive income” or any extraordinary income; provided that the calculation of “net income” for the purposes of this definition shall not include any non-cash expense incurred at any time in connection with the issuance of shares of Common Stock pursuant to (i) non-cash charges associated with any original issue discount on the Notes or the potential issuance of shares of common stock pursuant to the terms of the indenture, (ii) the additional payments that are due if the common stock is not listed on the Nasdaq Global Market or Nasdaq Capital Market by September 19, 2008, (iii) any adjustment resulting from a reduction in the conversion price as a result of the volume weighted average price or the failure to meet the earnings targets, and (v) the Company’s stock option plans and employee stock purchase plans and which have been approved by the Company’s board of directors so long as such issuances in the aggregate do not exceed five percent (5%) of the common stock of the Company issued and outstanding immediately prior to such issuance or grants.

The following table sets forth a computation of the resulting conversion price if (a) the target levels are not met in any of the three years, (b) the number of fully-diluted shares of common stock (other than shares issuable upon conversion of the Convertible Notes) remain 35,164,495 throughout the three years, and (c) none of the notes are converted. Any change in any of these components will affect the amount of any adjusted conversion rate and conversion price.

	Conversion Rate	Conversion Price	Conversion Rate	Conversion Price
Year	Beginning of year	Beginning of Year	As Adjusted	As Adjusted
2007	31,546	$3.17	40,028	$2.50
2008	40,028	$2.50	48,764	$2.05
2009	48,764	$2.05	57,762	$1.73

If the Company’s common stock is not listed on the Nasdaq Global Market or the Nasdaq Capital Market by September 19, 2008, the Company is required to pay by September 28, 2008, an additional payment on each Convertible Note in the amount of 3.3% of the principal amount of such note.

The indenture also requires the Company to pay additional interest as follows:

•
At the rate of 3.0% per annum if the Company has not obtained a listing of its common stock on the Nasdaq Global Market or the Nasdaq Capital Market by September 19, 2008 and maintained such listing continuously thereafter as long as the notes are outstanding.

•	At the rate of 1.0% for each 90-day period in which the Company has failed to comply with the registration obligations under the registration rights agreement.

If the Convertible Notes are not redeemed or converted or purchased and cancelled by the maturity date, the Company shall redeem the Convertible Notes at the repurchase amount, which is an amount which results in a yield to maturity of 13.8% per annum, net of interest previously received, plus any interest accrued on overdue principal (and, to the extent lawful, on overdue interest) and premium, if any, at a rate which is 3% per annum in excess of the rate of interest then in effect.

If any of the following designated events occurs, the Company must offer the holders of the Convertible Notes the right to require the Company to purchase the notes at the repurchase amount:

•
The occurrence, at any time after the common stock is listed on the Nasdaq Global Market or the Nasdaq Capital Market of any transaction or event in connection with which all or substantially all of the common stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock, depositary receipts, ordinary shares or other certificates representing common equity interests that are (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, will be approved) for quotation on the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or any similar United States system of automated dissemination of quotations of securities prices.

•
The occurrence, at any time after the common stock is listed on the Nasdaq Global Market or the Nasdaq Capital Market of a condition that the common stock is neither listed for trading on a United States national securities exchange, listed for trading on a United States national or regional securities exchange nor approved for trading on any of the Nasdaq’s Capital Market, Global Market or Global Select Market, or (ii) trading in the Company’s common stock on any such exchange or market has been suspended for ten or more consecutive trading days.

The Senior Notes mature on September 28, 2012. The Company is required to make mandatory prepayments on the Senior Notes on the following dates and in the following amounts:

Date	Principal Amount
March 28, 2010	$2,000,000
September 28, 2010	$2,000,000
March 28, 2011	$4,000,000
September 28, 2011	$4,000,000
March 28, 2012	$2,000,000

Commencing September 28, 2008, the Company may redeem the Senior Notes at a the following percentage of the principal amount:

Twelve Months Commencing September 28,	Percent of Principal
2008	108.0%
2009	106.0%
2010	104.0%
2011 and thereafter	100.0%

The indentures for both the Convertible Notes and the Senior Notes have certain covenants, including the following:

•
If the Company sells assets and does not reinvest the proceeds in its business within 180 days (270 days in the case of a sale of real property), to the extent that such proceeds not so reinvested exceed $5,000,000, the Company is required to offer the holders of the notes the right to have the Company use such excess proceed to purchase their notes.

•
If there is a change of control, the Company is required to offer to repurchase the notes at 103% of the principal of the note, plus accrued interest. A change of control will occur if Bo Huang or Tianzhou Deng own less than 25% of the voting power of the Company’s voting stock or, with certain exceptions, a merger or consolidation or sale of substantially all of the Company’s and its subsidiaries’ assets.

•
The Company is restricted from incurring additional debt unless, after giving effect to the borrowing, (i) the fixed charge coverage ratio would be greater than 2.75 to 1.00 for the first year and 3.5 to 1.0 if the debt is incurred thereafter, and (ii) the leverage ratio would not exceed 4.25 to 1.00 for the first year and 3.75 to 1.00 if the debt is incurred thereafter, provided, that the certain subsidiaries may continue to maintain debt under credit facilities of not more than $15,000,000 for the first year and $10,000,000 thereafter, and may incur purchase money indebtedness. The fixed charge coverage ratio is the ration of the Company’s earnings before interest, taxes, depreciation and amortization, which is generally known as EBITDA, to consolidated interest expense, as defined. Leverage ratio means the ration of outstanding debt to EBITDA, with the interest component being the consolidated interest expense, as defined.

•
The Company is subject to restriction in paying dividends, purchasing its own securities or those of its subsidiaries, prepaying subordinated debt, and making any investment other any investments in itself and its subsidiaries engaged in the Company’s business and certain other permitted investments.

•	The Company is subject to restrictions on incurring liens.

•
The Company cannot enter into, or permit its subsidiaries to enter into, transactions with affiliates unless it is in writing, in the best interest of the Company and not less favorable to the Company than the Company could obtain from a non-affiliate in an arms’-length transacation, with any transaction involving more than $1,000,000 requiring audit committee approval and any transaction involving more than $5,000,000 requiring a written opinion from an independent financial advisor.

•
The Company shall maintain, as of the last day of each fiscal quarter, (i) a fixed charge coverage ratio of 1.75 to 1.00 for the first six months, 2.75 to 1.00 for the next six months and 3.0 to 1.00 thereafter, (ii) a leverage ratio of 7.5 to 1.00 through March 31, 2008, 5.0 to 1.00 from April 1, 2008 to September 30, 2008, and 4.5 to 1.00 thereafter, and (iii) a consolidated subsidiary debt to consolidated net tangible asset ratio of not more than 0.2 through September 30, 2008 and 0.15 thereafter.

•
The Company must make all payments of principal, interest and premium, if any, without withholding or deduction for taxes, and must offer to repurchase the notes if they are adversely affected by changes in tax laws that affect the payments to the holders.

The indentures provide for an event of default in the event that the Company fails to comply with its obligations under the indentures and certain events of bankruptcy or similar relief.

The Company’s obligations are guaranteed by its subsidiaries and are secured by charge on the stock of Sinoenergy Holding Limited, a British Virgin Island company and wholly-owned subsidiary of the Company.

The Company also entered into an investor rights agreement, pursuant to which, as long as an investor holds at least $2,000,000 principal amount of notes or at least 3% of the issued and outstanding stock:

•	The investor has the right to approve the Company’s annual budget, and the Company cannot deviate by more than 15% of the amount in the approved budget.

•	The Company and its subsidiaries cannot replace or change the substantive responsibilities of the chief executive officer except in the event of his incapacity, resignation or retirement.

•	The Company and its subsidiaries cannot take any action that would result in a change of control, as defined in the indentures.

•
The Company and its subsidiaries cannot change the number of board members or the composition or structure of the board or board committees or delegate powers to a committee or change the responsibilities and powers of any committee.

•
The Company shall, by April 1, 2008, have appointed an independent public accountant from a list of 16 firms provided by the investors, failing which the Company shall pay the investors the sum of $2,500,000 on April 1 of each year in which this condition is not met, and the Company shall not terminate the engagement of such auditor without prior investor approval.

•
The investors have a right of first refusal on future financings by the Company and proposed transfers, with limited exceptions, by Mr. Huang and Mr. Deng. The investors also have a tag-along right in connection with proposed sales by Mr. Huang and Mr. Deng.

Mr. Huang and Mr. Deng are also prohibited from transferring any shares, with limited exceptions, until the investors shall have sold, singly or in the aggregate, more than 5% of the total outstanding equity of the Company on a fully-diluted basis.

From the closing date and as long as long as Abax continues to hold more than 5% of the outstanding shares of common stock on an as-converted basis, (i) Abax shall be entitled to appoint up to 20% of the voting members (or the next higher whole number if such percentage does not yield a whole number) of the Company’s board of directors, and (ii) if the Company fails to meet the net income requirements under the indenture for the Convertible Notes, Abax has he right to appoint an additional director. The Abax director shall be entitled to serve on each committee of the board, except that, the Abax director shall not serve on the audit committee unless it is an independent director. Mr. Huang and Mr. Deng have agreed to vote their shares for the election of the Abax directors. The Company is required to amend its by-laws to provide that a quorum for action by the board shall include at least one Abax director.

The Company is required to prepare and file a registration statement covering the sales of all of the shares of common stock issuable upon conversion of the Convertible Notes, subject to any limitation required by applicable of Rule 415 of the SEC pursuant to the Securities Act of 1933 and to have the registration statement declared effective by March 14, 2008. In the event that the registration statement has not been declared effective by the SEC on or before March 14, 2008 or if effectiveness of the Registration Statement is suspended at any time other than pursuant to a suspension notice, for each 90-day period during which the registration default remains uncured, the Company shall be required to pay additional interest at the rate of one percent 1% of the Convertible Notes.

A copy of the Company’s press release announcing the closing of this transaction is attached hereto as Exhibit 99.10.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On September 28, 2007, the Company changed its fiscal year to the year ended September 30. The change in the Company's fiscal year will be effective commencing with the fiscal year beginning October 1, 2007. The Company will file a transitional report to reflect the change which will include the audited transitional financial statements for the period from January 1, 2007 to September 30, 2007 on or before December 29, 2007. Unaudited comparable figures will be provided with the audited transitional financial statements.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Composite note purchase agreement, dated September 1, 2007*
99.2	Press release, dated September 5, 2007*
99.3
Indenture dated September 28, 2007, by and among the Company and DB Trustees (Hong Kong) Limited, as trustee, relating to the 3.0% Guaranteed Senior Convertible Notes due 2012 (to be filed by amendment)

99.4	Indenture dated September 28, 2007, by and among the Company and DB Trustees (Hong Kong) Limited, as trustee relating to the 12.0% Guaranteed Senior Notes due 2012 (to be filed by amendment)
99.5	Equity registration rights agreement dated September 28, 2007, by and among the Company, Abax Lotus Ltd. and CCIF Petrol Limited (to be filed by amendment)
99.6
Investor rights agreement dated September 28, 2007, by and among the Company, its subsidiaries, Mr. DENG Tianzhou and Mr. HUANG Bo, and Abax Lotus Ltd. and CCIF Petrol Limited (to be filed by amendment)

99.7	Information rights agreement dated September 28, 2007, from the Company to Abax Lotus Ltd. and CCIF Petrol Limited (to be filed by amendment)
99.8	Charge agreement over registered shares in Sinoenergy Holding Limited between the Company and DB Trustees (Hong Kong) Limited, as security agent (to be filed by amendment)
99.9	Composite noncompetition covenant and agreement by Mr. DENG Tianzhou and Mr. HUANG Bo for the benefit of Abax Lotus Ltd. and CCIF Petrol Limited (to be filed by amendment)
99.10	Press release dated October 2, 2007 relating to the closing under the note purchase agreement
99.11	Press release dated October 2, 2007 relating to the change in fiscal year
* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION
(Registrant)
Date: October 4, 2007	By:	/s/ Qiong (Laby) Wu
Qiong (Laby) Wu, Chief Financial Officer